Exhibit 99.1
N E W S   R E L E A S E

FOR IMMEDIATE RELEASE:	Stanley Furniture Company, Inc.
October 19, 2011	Investor Contact: Micah S. Goldstein (276) 627-2565
STANLEY FURNITURE ANNOUNCES
THIRD QUARTER 2011 OPERATING RESULTS
Gross Margin Improves for Third Consecutive Quarter
STANLEYTOWN, VA, October 19, 2011/Businesswire/ — Stanley Furniture Company, Inc. (Nasdaq-NGS:STLY) today reported sales and operating results for the third quarter of 2011.
The Company continued its trend of improved operating performance during the third quarter of 2011. Net loss for the third quarter improved to $1.7 million from $2.0 million in the second quarter of 2011 (adjusted for CDSOA income and restructuring credit) on $26.1 million in net sales. “We are clearly operating in a difficult retail environment,” said Glenn Prillaman, President and Chief Executive Officer, “but our efforts to continue improving operations independent of sales are encouraging. We enter the fourth quarter with our strongest product offering and in the best service position since our restructuring plan began at the end of 2010. This should result in continued backlog reduction during the remainder of 2011, bolstering confidence with our customers. Historically, when we have combined the best product with superior quality and service, we have gained market share and generated positive cash flow. Predicting future growth, however, in this economy is very difficult. ”
Gross margin increased to $3.8 million (14.7% of net sales) in the third quarter from $3.4 million (12.3% of net sales) in the second quarter excluding restructuring credit. “We made significant progress on our path to become a profitable and efficient domestic manufacturer during the quarter,” said Micah Goldstein, Chief Operating and Financial Officer. “The gross margin improvement in the third quarter came primarily from improvements related to the modernization efforts underway in our factory in Robbinsville, NC.”
Cash at quarter-end was $19.5 million including restricted cash. Working capital, excluding cash and restricted cash, increased to $24.3 million from $22.6 million at the end of the second quarter, mostly driven by a $2.8 million increase in finished goods inventory. Capital expenditures during the third quarter were $1.7 million as we began to invest in our Robbinsville manufacturing facility. “We believe the consistent narrowing of our operating losses along with the short investment payback on the projects we are undertaking protects our balance sheet as we strategically invest in our business.” Goldstein commented.

“The overseas sourcing efforts associated with our Stanley brand are paying dividends, and now we accelerate our investments in the domestic operations which support our Young America brand’s differentiation in the marketplace. This will take time, but we will emerge a stronger company with improved product offerings addressing changing distribution channels,” Prillaman concluded.
All earnings per share amounts are on a diluted basis.
Established in 1924, Stanley Furniture Company, Inc. is a leading designer and manufacturer of wood furniture targeted at the premium price range of the residential market. Its common stock is traded on the NASDAQ stock market under the symbol STLY.
Conference Call Details
The Company will host a conference call Thursday morning, October 20, 2011 at 9:00 a.m. Eastern Time. The dial-in-number is (877) 407-8029. The call will also be web cast and archived on the Company’s web site at www.stanleyfurniture.com. The dial-in-number for the replay (available through October 28, 2011) is (877) 660-6853, the account reference number is 275 and the conference number is 379411.
Forward-Looking Statements
Certain statements made in this news release are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. These statements reflect our reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include our success in profitably producing Young America products in our domestic manufacturing facility, disruptions in offshore sourcing including those arising from supply or distribution disruptions or those arising from changes in political, economic and social conditions, as well as laws and regulations, in countries from which we source products, international trade policies of the United States and countries from which we source products, lower sales due to worsening of current economic conditions, the inability to raise prices in response to inflation and increasing costs, the cyclical nature of the furniture industry, failure to anticipate or respond to changes in consumer tastes and fashions in a timely manner, business failures or loss of large customers, competition in the furniture industry including competition from lower-cost foreign manufacturers, our success in transitioning our adult product line to offshore vendors, the inability to obtain sufficient quantities of quality raw materials in a timely manner, environmental, health, and safety compliance costs, and extended business interruption at our manufacturing facility. Any forward-looking statement speaks only as of the date of this news release and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.
TABLES FOLLOW

STANLEY FURNITURE COMPANY, INC.
Consolidated Operating Results
(in thousands, except per share data)

	Three Months Ended
	Oct. 1,	Jul. 2,	Apr. 2,	Dec. 31,
	2011	2011	2011	2010

Net sales	$26,051	$27,393	$26,571	$27,689

Cost of sales	22,227	23,760	24,886	33,711

Gross profit (loss)	3,824	3,633	1,685	(6,022)

Selling, general and administrative expenses	4,952	4,748	5,121	4,363

Operating loss	(1,128)	(1,115)	(3,436)	(10,385)

Income from Continued Dumping and Subsidy Offset Act		1,117		1,556
Other income, net	25	21	29	6
Interest income	9	3
Interest expense	623	586	538	707

Loss before income taxes	(1,717)	(560)	(3,945)	(9,530)

Income tax (benefit) expense	(26)	35	(16)	(1,206)

Net loss	$(1,691)	$(595)	$(3,929)	$(8,324)

Diluted loss per share	$(.12)	$(.04)	$(.27)	$(.73)

Weighted average number of shares	14,345	14,345	14,345	11,345

STANLEY FURNITURE COMPANY, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Operating Results

	Three Months Ended
	Oct. 1,	Jul. 2,	Apr. 2,	Dec. 31,
	2011	2011	2011	2010

Reconciliation of gross margin as reported to gross margin adjusted:

Gross margin as reported	$3,824	$3,633	$1,685	$(6,022)
Plus accelerated depreciation				2,403
Plus restructuring charge (credit)		(277)	768	2,511

Gross margin as adjusted	$3,824	$3,356	$2,453	$(1,108)

Reconciliation of gross margin as a percent of sales as reported to gross margin as a percent of sales adjusted:
Gross margin percentage as reported	14.7%	13.3%	6.3%	(21.8%)
Plus accelerated depreciation				8.7%
Plus restructuring charge (credit)		(1.0%)	2.9%	9.1%

Gross margin percentage as adjusted	14.7%	12.3%	9.2%	(4.0%)

Reconciliation of operating loss as reported to operating loss adjusted:
Operating loss as reported	$(1,128)	$(1,115)	$(3,436)	$(10,385)
Plus accelerated depreciation				2,403
Plus restructuring charge (credit)		(277)	768	2,511

Operating loss as adjusted	$(1,128)	$(1,392)	$(2,668)	$(5,471)

Reconciliation of net loss as reported to net loss adjusted:
Net loss as reported	$(1,691)	$(595)	$(3,929)	$(8,324)
Less income from CDSOA		(1,117)		(1,427)
Plus accelerated depreciation				2,099
Plus restructuring charge (credit)		(277)	768	2,193

Net loss as adjusted	$(1,691)	$(1,989)	$(3,161)	$(5,459)

Note:
We have included the above reconciliation of reported financial measures according to GAAP to non-GAAP financial measures because we believe that this reconciliation provides useful information that allows investors to compare operating results to those of other periods by excluding income from CDSOA proceeds, accelerated depreciation and restructuring related charges. These measures should be considered in addition to results prepared in accordance with GAAP and should not be considered a substitute for or superior to GAAP results.

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Balance Sheets
(in thousands)

	Oct. 1,	Jul. 2,	Dec. 31,
	2011	2011	2010

Assets
Current assets:
Cash	$17,933	$23,999	$25,532
Restricted cash	1,587
Accounts receivable, net	11,951	12,529	9,888
Inventories	26,354	23,927	25,695
Prepaid expenses and other current assets	3,737	4,027	5,883
Income tax receivable	525	916	3,952
Deferred income taxes	845	789	1,021

Total current assets	62,932	66,187	71,971

Property, plant and equipment, net	18,303	16,976	15,980
Other assets	1,085	1,689	445

Total assets	$82,320	$84,852	$88,396

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,476	$7,606	$9,116
Accrued expenses	11,597	12,028	10,086

Total current liabilities	19,073	19,634	19,202

Deferred income taxes	845	789	1,021
Other long-term liabilities	6,638	7,073	6,378

Stockholders’ equity	55,764	57,356	61,795

Total liabilities and stockholders’ equity	$82,320	$84,852	$88,396

STANLEY FURNITURE COMPANY, INC.
Consolidated Condensed Statements of Cash Flows
(in thousands)

	Nine Months Ended
	Oct. 1,	Oct. 2,
	2011	2010
Cash flows from operating activities:
Cash received from customers	$77, 805	$108,151
Cash paid to suppliers and employees	(86,695)	(125,495)
Cash from Continued Dumping and Subsidy Offset Act	1,117
Interest paid	(2,103)	(3,046)
Income taxes received, net	3,077	6,429

Net cash used by operating activities	(6,799)	(13,961)

Cash flows from investing activities:
Restricted cash increase	(1,587)
Capital expenditures	(2,562)	(1,203)
Purchase of other assets	(38)	(28)
Proceeds from sale of assets	1,472	1,147

Net cash provided by investing activities	(2,715)	(84)

Cash flows from financing activities:
Repayment of senior notes		(12,857)
Proceeds from exercise of stock options		119
Proceeds from insurance policy loans	2,003	1,845
Capital lease payments	(88)

Net cash provided (used) by financing activities	1,915	(10,893)

Net decrease in cash	(7,599)	(24,938)
Cash at beginning of period	25,532	41,827

Cash at end of period	$17,933	$16,889

Reconciliation of net loss to net cash used by operating activities:
Net loss	$(6,215)	$(35,466)

Goodwill impairment		9,072
Depreciation and amortization	1,233	6,815
Deferred income taxes		1,410
Stock-based compensation	342	549
Other		30
Changes in working capital	(1,219)	3,885
Other assets	(448)	(424)
Other long-term liabilities	(492)	168

Net cash used by operating activities	$(6,799)	$(13,961)